EXHIBIT 10.8

                            [ANDRX CORPORATION LOGO]


Alan P. Cohen
Chairman & Chief Executive Officer

May 12, 1999

Edward Goldman, M.D.
President and Chief Executive Officer
Cybear, Inc.
5000 Blue Lake Drive
Suite #200
Boca Raton, FL 33431

Dear Dr. Goldman:

As you are aware, Andrx Corporation has been funding the operations of Cybear, Inc. pursuant to a credit agreement dated September 15, 1998. This shall confirm our conversation wherein we agreed that, as of the date Cybear, Inc. concludes the offering of its stock, thereby raising sufficient funds to continue its operations, Andrx Corporation is willing to convert the then outstanding net amount due under the credit agreement into stock of Cybear, Inc. That conversion shall take place at the stock price at which Cybear, Inc. executes its offering.

If this letter correctly sets forth our understanding, kindly so indicate by signing the enclosed copy of this agreement where indicated and return it to me.

Sincerely,

/s/ ALAN P. COHEN                             /s/ Edward Goldman, M.D.
-------------------------------------         ---------------------------------
Alan P. Cohen
Co-Chairman & Chief Executive Officer

APC:kms

cc: Scott Lodin

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